Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-271240) and Form S-8 (File No. 333-272067) of CXApp Inc our report dated May 23, 2024, relating to the consolidated financial statements of CXApp Inc. as of December 31, 2023 and for the period from March 15, 2023 to December 31, 2023, and the related notes included in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

Philadelphia, PA

May 23, 2024